Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Amendment No. 1 to the Registration Statement of Funtalk China Holdings Limited on Form F-1 (File No. 333-168056) of our report dated July 9, 2010 related to the consolidated financial statements and financial statement schedule of Funtalk China Holdings Limited, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the headings “Experts” and “Selected Consolidated Financial Data” in such Prospectus.

/s/ Deloitte Touche Tohmatsu

Hong Kong
July 19, 2010